Exhibit 10.1

NOTE AND SECURITY AGREEMENT

Principal amount: $250,000 USD

Date: July 24, 2007

FOR VALUE RECEIVED, the undersigned hereby promises to pay to Pacific Channel Ltd. [“PCL”] the sum of TWO HUNDRED FIFTY THOUSAND U. S. Dollars ($250,000), with no interest thereon if repaid when due. Said sum shall be paid in the following manner: $250,000 USD to be repaid in its entirety six months from the date hereof, unless such date is extended by PCL. If this Note is not repaid when due, in addition to the pledged assets as described below, PCL will be entitled to interest that is accrued against the outstanding principal on a daily basis at the annual simple rate of 15% from the date above until the loan is paid off by Megola.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgement of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the Province of Ontario. If Megola, Inc. defaults under any term or provision of this Note and Security Agreement, Megola, Inc. agrees to pay the reasonable attorneys fees and court costs incurred by PCL in enforcing its rights under this Note and Security Agreement within seven (7) days following written request by PCL.

PLEDGE AND SECURITY AGREEMENT. As security for the performance in full of the obligations of Megola under this Note, Megola hereby pledges to PCL the right to obtain the equivalent value of any outstanding loan balance in restricted MGOA common shares at the six month average of market value.

Megola, Inc. By: /s/ Joel Gardner Joel Gardner, President